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Exhibit 32


      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
               PURSUANT TO 18 U.S.C. SS. 1350 ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



         In connection with the Report of Time Associates, Inc. (the "Company") on Form 10-Q for the for the quarter ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Michael F. Pope, President and Philip C. La Puma, Treasurer of the Company, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael F. Pope                             /s/ Philip C. La Puma
-------------------------------------      -------------------------------------
Michael F. Pope                                 Philip C. La Puma,
President                                       Treasurer
May 21, 2009                                    May 21, 2009